                                                   Registration No. 333-_______
                                                   Filed November 5, 1998


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 ---------------


                        ENTERPRISE FEDERAL BANCORP, INC.
     ----------------------------------------------------------------------
    (Exact Name of Registrant as specified in its Articles of Incorporation)


           Ohio                                           75-2619961
   ----------------------                       -------------------------------
  (State of incorporation)                     (IRS Employer Identification No.)



                          7810 Tylersville Square Drive
                            West Chester, Ohio 45069
                            ------------------------
          (Address of principal executive offices, including zip code)


                             1994 STOCK OPTION PLAN
                             ----------------------
                            (Full Title of the Plan)


                                           Copies to:

Otto L. Keeton
Chairman of the Board,                     Kevin M. Houlihan, Esq.
  President and Chief                      Elias, Matz, Tiernan & Herrick L.L.P.
  Executive Officer                        734 15th Street, N.W.
Enterprise Federal Bancorp, Inc.           Washington, D.C.  20005
7810 Tylersville Square Drive              (202) 347-0300
West Chester, Ohio 45069
(513) 755-4600
------------------------------------
(Name, address, and telephone number
of agent for service)


                               Page 1 of 9 pages
                    Index to Exhibits is located on page 6.


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
                             CALCULATION OF REGISTRATION FEE


      Title of                             Proposed           Proposed
     Securities                            Maximum             Maximum           Amount of
       to be           Amount to be     Offering Price        Aggregate        Registration
     Registered        Registered(1)      Per Share        Offering Price           Fee
------------------   ---------------   --------------   ------------------    ---------------
Common Stock,
  par value $.01       226,860 (2)        $9.45 (3)        $2,143,827 (3)          $632.43

----------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Enterprise Federal Bancorp, Inc. ("Company" or "Registrant") 1994 Stock Option Plan ("Option Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $.01 par value per share ("Common Stock"), of the Company.

(2)   Represents shares currently reserved for issuance pursuant to the Option
      Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for options to purchase 226,860 shares of Common Stock which are outstanding under the Option Plan as of the date hereof.

                          --------------------------

      This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.


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                                     PART I

ITEM 1.      PLAN INFORMATION.*

ITEM 2.      REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

--------------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

             (a) The Annual Report on Form 10-K of the Company for the year ended September 30, 1997;

             (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Company's Annual Report on Form 10-K referred to in clause (a) above;

             (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (Commission File No. 0-24694) filed with the Commission on August 15, 1994;

             (e) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

      Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be

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deemed, except as so modified or superseded, to constitute a part of this
Registration Statement.

ITEM 4.      DESCRIPTION OF SECURITIES.

      Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

ITEM. 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      In accordance with the Ohio General Corporation Law, Article VII of the Registrant's Articles of Incorporation provides as follows:


                                  ARTICLE VII

                                INDEMNIFICATION

      By resolution adopted by the directors in the manner set forth in division (E) of Section 1701.13 of the Revised Code of Ohio or its successor, the Corporation shall indemnify or agree to indemnify:

             1. Any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful; and


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             2. Any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any of the following:

                a. Any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                b. Any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Revised Code of Ohio.

             3. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (1) and (2) of this Article VII, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

             4. Any indemnification under subsections (1) and (2) of this
      Article VII, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) and (2) of this Article VII. Such determination shall be made by the directors of the Corporation in the manner set forth in division (E) of Section 1701.13 of the Revised Code of Ohio.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.



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ITEM 8.      EXHIBITS

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

      No.          Exhibit                                                 Page
     ----          -------                                                 ----
      4            Specimen Common Stock Certificate*                        -

      5            Opinion of Elias, Matz, Tiernan & Herrick                E-1
                     L.L.P. as to the legality of the securities

      23.1         Consent of Elias, Matz, Tiernan & Herrick                 -
                     L.L.P. (contained in the opinion included
                     as Exhibit 5)

      23.2         Consent of Grant Thornton                                E-3

      24           Power of attorney for any subsequent                      -
                     amendments (located in the signature pages
                     of this Registration Statement)

      99.1         1994 Stock Option Plan**

------------------------
* Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 33-78012) filed with the Commission on April 21, 1994.

** Incorporated by reference from the Company's Proxy Statement on Schedule 14A filed with the Commission on November 30, 1994.


ITEM 9.              UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date

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of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration Statement.

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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



                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of West Chester, State of Ohio, on the 4th day of November 1998.

                                  ENTERPRISE FEDERAL BANCORP, INC.


                                  By: /s/ Otto L. Keeton
                                      -------------------------------------
                                      Otto L. Keeton, Chairman of the Board,
                                       President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Otto L. Keeton his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


/s/ Otto L. Keeton                                        November 4, 1998
------------------------------------------
Otto L. Keeton, Chairman of the Board,
  President and Chief Executive Officer
 (Principal Executive Officer)



/s/ Thomas J. Noe                                         November 4, 1998
------------------------------------------
Thomas J. Noe, Vice President,
  Chief Financial Officer and Treasurer
  (Principal Financial and Accounting
  Officer)



/s/ Michael R. Meister                                    November 4, 1998
------------------------------------------
Michael R. Meister, Director, Vice
  President and Chief Operating Officer



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/s/ Terrell G. Marty                                      November 4, 1998
------------------------------------------
Terrell G. Marty
Director


/s/ Edith P. Mayer                                        November 4, 1998
----------------------------------------------
Edith P. Mayer
Director and Corporate Secretary


/s/ Steven A. Wilson                                      November 4, 1998
----------------------------------------------
Steven A. Wilson
Director


/s/ David G. Hendy                                        November 4, 1998
-----------------------------------------------
David G. Hendy
Director



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